Exhibit 10.40

California Association of Business Brokers Professional Service since 1987 www.cabb.org

Amendment/Addendum to Purchase Agreement #2

The Purchase Agreement dated June 20, 2014 between Hans Huber, an individual (Seller) and Pro-Dex, Inc. a Colorado Corporation (Buyer) on the Business known as Huber Precision located at 585 Taylor Way # 5 San Carlos, Calif. 94070 is hereby modified as follows:

Buyer agrees to waive Buyer conditions in Section 5c of the above Purchase Agreement:

1. Paragraph 6c. Lease contingency: The agreement notes an assignment of current lease. Buyer now agrees the lease will be a new one year lease and will accept said lease per the terms and conditions of the Pro-Dex Lease Revision #3 with addendum the term of said lease to start on December 1, 2014. The lease shall be attached as Exhibit A hereto.

2. Paragraph 5 e is still in effect.
3. Seller’s representations and warranties shall be true and correct at Closing.
4. Buyer will interview a select number of Huber Precision clients as a contingency to the Purchase Agreement and this contingency will be released in writing upon completion of interviews and if not released in writing by Buyer will be cause for the Buyer to withdraw its offer and received its escrow deposit less any escrow charges attributable to Buyer portion of escrow charges.

Seller agrees to waive any and all Seller conditions in Section 5 of the above Purchase Agreement and further guarantees to Buyer that there are no third party contracts in force or effect as of this date and Seller will not enter into any such agreements prior to the close of escrow without the express written consent of the Buyer.

Purchase Agreement noted Pro-Dex, Inc. as a California Corporation. Pro-Dex, In. is a Colorado Corporation.

Buyer and Seller acknowledge that Business Team is a Broker, is not a CPA or an attorney, and is not qualified to review or audit the financial status of the Seller’s business or the financial status of the Buyer and/or the value of the Seller’s business improvements and/or give advice for legal aspects of the transaction. Buyer and Seller acknowledge that Broker has not done so. By signing below, Buyer acknowledges that Buyer is relying solely on information provided to Buyer by Seller and Broker has not verified and will not verify any representations of Seller, any reliance by Buyer on such information will be based solely on Buyer’s examination of the business. By signing below Seller acknowledges Seller is relying solely on information provided by Buyer to evaluate Buyer’s creditworthiness or ability to perform this agreement and Broker has not verified and will not verify any representations of Buyer. Buyer and Seller both agree to look solely to each other for relief and to indemnify and hold Business Team harmless in connection with any damage caused to either the Buyer or the Seller in the event of a dispute between Buyer and Seller regarding this agreement except in the event a judgment is rendered that Broker acted improperly regarding such dispute under this agreement.

All other terms and conditions of the Purchase Agreement remain the same and in full force and effect. The undersigned acknowledge having received, read and understood a fully completed copy of this Agreement.

/s/ Harold A. Hurwitz, for		9/2/14	/s/ Hans Huber		9/6/14
Buyer	Pro-Dex, Inc.	Date	Seller	Hans Huber, an individual	Date

Buyer		Date	Seller		Date

Farley Gouner CA Lic #01271117			Hiren Dave CA Lic #01381381
Brokers Agent		Date	Brokers Agent		Date

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